CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 16, 1995, relating to the financial statements and financial highlights of Prudential Government Securities Trust-Money Market Series, Prudential Government Securities Trust- Intermediate Term Series and Prudential Government Securities Trust-U.S. Treasury Money
Market Series, which appears in the Statement of Additional Information constituting part of Post-Effective Amendment No. 23 to the registration statement on Form N-1A ("Post-Effective Amendment No. 23") and to the use of such report in Post Effective Amendment No. 23. We also consent to the incorporation by reference in the Registration Statement of the references to us under the headings "Custodian and Transfer and Dividend Disbursing Agent and Independent Accountants" and "Financial Highlights" in the Statement of Additional Information and the Prospectus, respectively, constituting parts of Post-Effective Amendment No. 23.



PRICE WATERHOUSE LLP
New York, NY
December 19, 1995